SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2003

                                     000-21669
                            ------------------------
                            (Commission File Number)

                              Digital Lightwave, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                               NO. 95-4313013
----------------------------                                  ------------------
(State or other jurisdiction                                   (I.R.S. Employer
      of incorporation)                                      Identification No.)


                              15550 Lightwave Drive
                              CLEARWATER, FL, 33760
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (727) 442-6677




Item 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, fluctuations in our operating results, our inability to achieve sustained operating profitability, fluctuations in capital expenditures within the telecommunications industry, our expected need for additional funding and the other risks detailed from time to time in the SEC reports of Digital, including the reports on Form 10-K and Form 10-Q. These statements are only predictions and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.


A.	Results of Operations, Reduction in Force, Renegotiation of Trade Payables
and Lease Obligations and Deterioration of Liquidity.

	Due to the continued telecommunications industry downturn and reduced levels of capital spending on telecommunication testing equipment, delays in closing forecasted sales and delays in closing acquisitions by Digital during the fourth quarter of fiscal year 2002, Digital currently expects its sales for the fourth quarter of fiscal year 2002 will be approximately $3.0 to $4.3 million.

	In an effort to reduce costs, in early January 2003 Digital completed a reduction in force of approximately 37 positions, or approximately 19% of its employment base. Digital expects to realize approximately $4.0-5.0 million in annual savings and to take a restructuring charge of approximately $0.5 million related to these actions. Digital expects to record this charge in the first quarter of fiscal year 2003.

	In order to further reduce costs, Digital has implemented another reduction in force of approximately 46 positions, or approximately 24% of its employment base in late January. Digital expects to realize approximately $5.0 million in annual savings and to take a restructuring charge of approximately $1.0 million related to the reduction. Digital expects to record this charge in the first quarter of fiscal year 2003. Further, Digital intends to renegotiate its trade payables and lease obliations in order to further reduce its cash outflows.

	Digital's continued operating losses have contributed to the deterioration of its cash position. Digital currently expects that the cash generated from its expected sales activity over the next three months along with funds currently available to it from its revolving credit facility and its existing cash and cash equivalents, will not be sufficient to fund Digital's working capital and capital expenditure requirements over the near term. As a result, Digital is considering various financing alternatives, including equity or debt issuances (the Financing Sources). If Digital is unable to secure adequate Financing Sources on terms acceptable to Digital or is unable to successfully renegotiate trade payables and lease obligations, it expects that it will not have sufficient cash to fund its working capital and capital expenditure requirements for the near term.

B.	Non-Binding Term Sheet with Majority Shareholder to Provide Debt Financing

	Digital has received a non-binding term sheet (the "Term Sheet") from Optel, LLC ("Optel"), an entity controlled by Digital's majority shareholder and current chairman of the board of directors, Dr. Bryan Zwan. Pursuant to the Term Sheet,Optel would provide up to $10.0 million in term debt financing to Digital and would receive warrants to purchase Digital common stock. The term debt would be made available to Digital in five draws of up to $1.0 million each and a final draw of up to $5.0 million. The initial draw would be made available upon Digital restructuring certain of its trade payables and lease obligations and subsequent draws would be made available over the six month period following closing, provided that Digital achieved certain financial and operational milestones. The entire amount drawn down under the facility and capitalized interest would be due in full on July 31, 2004, subject to earlier mandatory prepayment upon the occurence of certain events. The debt would be secured by all of the assets of Digital, other than existing liens and other permitted liens, and would bear interest at the prime rate plus 5.75%.

	As part of the debt financing, Optel would receive a warrant to purchase common stock of Digital (the "Warrant") equal to 35% of the total amount of debt actually drawn by Digital at an exercise price of 150% of the current fair market value of Digital common stock determined using a five day average price immediatly prior to closing. The exercise price of the Warrant would have anti-dilution protection for dilutive issuances and the shares issuable upon conversion of the Warrant would have customary demand, piggy-back and Form S-3 registration rights. The Warrant would be exercisable for a period of five years.

	The Term Sheet is non-binding and there can be no assurance that Digital will be able to secure financing from Optel in accordance with the terms set forth in the Term Sheet, on other terms that are acceptable to Digital or at all. If Digital is able to obtain the financing on the terms set forth in the Term Sheet, Digital currently expects that it would have a sufficient level of cash to fund its working capital and capital expenditure requirements.

c.	Captial Lease Agreement with CIT Technologies Corporation

	Effective October 31, 2002 Digital entered into a capital lease agreement with CIT Technologies Corporation for telecommunications testing equipment to be used for customer demonstrations. The Company's total obligation under the lease is $4.0 million, has a two year term and requires monthly payments of $167,057 plus taxes.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

	(a)	Financial statements of Business Acquired.

		Not applicable.

	(b)	Pro forma Financial Information.

		Not applicable.

	(c)	Exhibits.

		10.1	Master Equipment Lease Agreement Schedule by and between
			Digital Lightwave, Inc. and CIT Technologies Corporation dated October 31, 2002.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

January 29, 2003
----------------
    (Date)


DIGITAL LIGHTWAVE, INC.



BY: /s/ MARK E. SCOTT
    ---------------------
Mark E. Scott
Executive Vice President, Finance,
Chief Financial Officer and Secretary
(Principal Accounting Officer)


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			EXHIBIT INDEX

	Number	Description
	------  -----------

	10.1	Master Equipment Lease Agreement Schedule by and between
		Digital Lightwave, Inc. and CIT Technologies Corporation dated October 31, 2002.